UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2007

Maxus Realty Trust, Inc.
(Exact name of registrant as specified on its charter)

MISSOURI	00-13457	48-1339136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Armour Road
North Kansas City, Missouri 64116
(Address of principal executive offices) (Zip Code)

(816) 303-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-r(c))

Item 8.01 Other Events.
On April 17, 2007, the Board of Trustees of Maxus Realty Trust, Inc. (the “Registrant”) approved the payment of a quarterly cash dividend of $.20 per share to the holders of record on April 27, 2007 of the Registrant’s $1.00 par value, common stock. The Board anticipates that the dividend will be paid on or about April 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXUS REALTY TRUST, INC

Date: April 23, 2007	By: /s/ David L. Johnson
David L. Johnson
Chairman of the Board, President and Chief
Executive Officer

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